UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):

June 20, 2016

ENOVA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35503	45-3190813
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

175 West Jackson Boulevard

Chicago, Illinois 60604

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 568-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 20, 2016, Enova International, Inc. (“the Company”) announced the appointment of Steven E. Cunningham, 47, as Executive Vice President and Chief Financial Officer, effective immediately.  Mr. Cunningham will serve as the Company’s principal financial officer.

Since 2013, Mr. Cunningham served as Executive Vice President and Chief Risk Officer of Discover Financial Services (“Discover”), where he built Discover’s risk organization and was responsible for enterprise risk management, compliance, and oversight of credit, operational, and market and liquidity risk as well as Discover’s capital planning program.  From 2010 to 2013, Mr. Cunningham served as Discover’s Senior Vice President and Treasurer, where he was responsible for developing and executing Discover’s liquidity, market risk, and capital management.  From 2009 to 2010, Mr. Cunningham served as Chief Financial Officer of Harley-Davidson Financial Services.  From 2000 to 2009, Mr. Cunningham held a variety of roles with Capital One Financial Corporation, including Managing Vice President and Chief Financial Officer of the Auto Finance segment and Managing Vice President and Chief Financial Officer of the National Payments segment.

Pursuant to the terms of his offer letter, the material terms of Mr. Cunningham’s compensation include an annualized base salary of $435,000 and a short term discretionary performance bonus with a target value of 70% of his annual salary under the Company’s Senior Executive Bonus Plan and the Company’s Discretionary Bonus Plan.  The bonus paid for 2016 performance will be prorated as of Mr. Cunningham’s start date; provided, however that for purposes of calculating the bonus, Mr. Cunningham’s start date will be deemed to be three months prior to his actual start date, and the amount of the bonus will be not less than the target value, as prorated for Mr. Cunningham’s deemed start date.  Mr. Cunningham will also be eligible to receive an annual long-term incentive award in the form of restricted stock and stock options under the Company’s First Amended and Restated 2014 Long-Term Incentive Plan (“Long-Term Incentive Plan”) with a target value of 200% of his annual salary, subject to the discretion and approval of the board of directors of the Company, with the award anticipated to be granted in the first quarter of 2017 at the time other annual awards are made under the Long-Term Incentive Plan.  Mr. Cunningham will also receive a new hire equity award valued at $750,000, which will consist of restricted stock units (“RSU”) awarded under the Long-Term Incentive Plan. The RSU award will vest in increments of 25% on the first four anniversaries of the award date, subject to the conditions of the Long-Term Incentive Plan.  Mr. Cunningham will also receive a cash sign-on bonus of $525,000, one-third of which will be paid within 30 days of Mr. Cunningham’s start date and one-third of which will be paid on the first and second anniversaries of his start date. Repayment of the first installment of the cash sign-on bonus will be required if Mr. Cunningham separates from the Company voluntarily earlier than 12 months from the date of employment.  Mr. Cunningham will also participate in the Company’s customary health and welfare benefit programs available to other executive officers, as well as enter into the Company’s Change-in-Control Severance and Restrictive Covenant Agreement for executive officers.

There is no arrangement or understanding between Mr. Cunningham and any other person pursuant to which Mr. Cunningham was selected as an executive officer. There are no family relationships among any of our directors or executive officers, and Mr. Cunningham is not party to any transaction in which the Company is a participant.

On June 20, 2016, Robert S. Clifton resigned his position as the Company’s Chief Financial Officer and Treasurer.  Mr. Clifton will continue in his role as the Company’s principal accounting officer with the title of Chief Accounting Officer effective June 20, 2016.

ITEM 7.01 REGULATION FD DISCLOSURE

A copy of the Company’s press release relating to the announcement described in Item 5.02, dated June 20, 2016, is furnished as Exhibit 99.1 to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)Exhibits

The following exhibit is furnished as part of this Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated June 20, 2016

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOVA INTERNATIONAL, INC.

Date: June 20, 2016	By:	/s/ Lisa M. Young
Lisa M. Young
Vice President—General Counsel &
Secretary